Colfax Corporation 8730 Stony Point Parkway
Suite 150
Richmond, VA 23235
USA
Tel: (804) 560-4070
Fax: (804) 560-4076
www.colfaxcorp.com

February 18, 2011

Mr. Steven W. Weidenmuller
Senior Vice President, Human Resources
Colfax Corporation
3255 Queens Grant Drive
Midlothian, VA 23113

Dear Steve,

On behalf of the Board of Directors of Colfax Corporation (the “Company”), I accept your resignation from your position as Senior Vice President, Human Resources of the Company, and from all other officer or director positions with Company subsidiaries, effective at the close of business on February 21, 2011 (the “Termination Date”).

In recognition of your years of dedicated service and service during this transition, you will receive the following.  Further, this agreement is in addition to those benefits and obligations under your Executive Employment Agreement dated April 22, 2008, as amended (the “Employment Agreement”).

The deferred delivery of all remaining 2001 Phantom Stock shares of Company common stock (12,483 shares) will be accelerated and delivered to you on or about the Termination Date.  Vesting will be accelerated for 11,201 stock options from your 2009 stock option grants.

This Agreement cannot be assigned by the Company, other than in connection with a merger, acquisition or other similar corporate transaction, without your consent.  This Agreement shall be binding upon and shall inure to your benefit and the benefits of your heirs, executors, administrators and beneficiaries, and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

Colfax Corporation 8730 Stony Point Parkway
Suite 150
Richmond, VA 23235
USA
Tel: (804) 560-4070
Fax: (804) 560-4076
www.colfaxcorp.com

This Agreement is governed by and is to be construed, administered, and enforced in accordance with the laws of the State of Virginia, without regard to conflicts of law principles.

Please sign a copy of this Letter Agreement to indicate your agreement to the terms and conditions set forth above.

Very truly yours,

/s/ Clay H. Kiefaber

Clay H. Kiefaber
President and Chief Executive Officer

AGREED AND ACCEPTED as of the date indicated below:

/s/ Steven W. Weidenmuller
Steven W. Weidenmuller
February 18, 2011